UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): December 13, 2013 (December 9, 2013)

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offering described below, which was consummated on the date hereof, on December 10, 2013, Marc E. Becker and Matthew H. Nord resigned from the Board of Directors (the “Board”) of EVERTEC, Inc. (the “Company”), subject to and effective upon the consummation of the Offering. Mr. Becker, who was appointed by Apollo, served as Chairman of the Board since April 17, 2012. Mr. Nord, who was appointed by Apollo, served as a director of the Company since April 17, 2012. As a result of the Offering, Apollo no longer owns any shares of the Company’s common stock. Following the resignations, the Board consists of seven directors, including the Company’s Chief Executive Officer and three independent directors. Mr. Becker’s and Mr. Nord’s resignations are not the result of any dispute or disagreement with the Company or any of its subsidiaries.

Item 8.01	Other Events.

On December 9, 2013, the Company issued a press release announcing the commencement of an underwritten public offering of shares of the Company’s common stock by an affiliate of Apollo Global Management, LLC (“Apollo”), Popular, Inc. (“Popular”), and certain employees of the Company (collectively, the “Selling Stockholders”) (the “Offering”) and the Company’s concurrent repurchase of $75 million of shares of its common stock from the underwriters (the “Repurchase”).

On December 10, 2013, the Company issued a press release announcing the sale by the Selling Stockholders of 15,233,273 shares in the Offering and the concurrent Repurchase.

The Offering was consummated on December 13, 2013. The Selling Stockholders received all of the proceeds from the Offering and the Company repurchased its common stock at the price per share paid by the underwriters to purchase the shares from the Selling Stockholders in the Offering. The Company funded the share repurchase with approximately $25 million in cash on hand and approximately $50 million of borrowings under its revolving credit facility. Copies of the press releases are being filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release announcing commencement of public offering by selling stockholders and concurrent repurchase of common stock issued by EVERTEC, Inc., dated December 9, 2013.

99.2	Press Release announcing sale by selling stockholders in public offering and concurrent repurchase of common stock issued by EVERTEC, Inc., dated December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: December 13, 2013	By:	/s/ Peter Harrington
	Name:	Peter Harrington
	Title:	President and CEO

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release announcing commencement of public offering by selling stockholders and concurrent repurchase of common stock issued by EVERTEC, Inc., dated December 9, 2013.

99.2	Press Release announcing sale by selling stockholders in public offering and concurrent repurchase of common stock issued by EVERTEC, Inc., dated December 10, 2013.